UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2010

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 3, 2010, the Board of Directors of InfuSystem Holdings, Inc. (the “Company”) approved the immediate vesting of the following restricted stock units that had been granted to Sean McDevitt, the Company’s Chairman and Chief Executive Officer, and the other members of the Board of Directors, on April 6, 2010, and in the case of Timothy L. Kopra (who was elected to the Board on April 8, 2010), on May 4, 2010:

Director	Shares
Sean McDevitt	450,000
Pat LaVecchia	250,000
John Voris	100,000
Wayne P. Yetter	100,000
David C. Dreyer	75,000
James L. Freddo	75,000
Jean-Pierre Millon	75,000
Timothy L. Kopra	25,000

The initial grants to Mr. McDevitt and the other Directors (other than Mr. Kopra) have been reported on a Form 8-K filed by the Company on April 9, 2010. The restricted stock units were originally scheduled to vest in equal installments over a three-year period. Upon his election to the Board, Mr. Kopra received 25,000 shares of common stock and the 25,000 restricted stock units scheduled to vest on the first anniversary of the date of grant. Each of the initial grants was approved by the Compensation Committee of the Board of Directors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/S/ SEAN MCDEVITT
Sean McDevitt
Chairman and Chief Executive Officer

Dated: December 9, 2010